Exhibit 99.1

Worthington Armstrong JV Acquires Manufacturing Capabilities for Axiom(R) & Serpentina(R) Systems From Fry Reglet

COLUMBUS, OH--(Marketwired - Mar 12, 2015) - Armstrong World Industries, Inc. (NYSE: AWI) and Worthington Industries, Inc. (NYSE: WOR) announced today that their Worthington Armstrong joint venture (WAVE) has acquired the Axiom® and Serpentina® ceiling system manufacturing capabilities from Fry Reglet Corporation. Fry Reglet, a long-term supply partner for WAVE, will continue to design and develop engineered solutions for the construction products industry.

"Axiom products support Armstrong's strategy of selling a complete ceiling solution," said Charlie Chiappone, President & CEO of WAVE. "Acquiring this business will strengthen our product offering; bring additional design expertise and manufacturing capabilities in-house; and allow for greater flexibility in responding to customer needs." As a result of the transaction, WAVE will assume operations of two manufacturing locations, in Alpharetta, Ga. and in Santa Fe Springs, Calif.

WAVE is the worldwide leader in the production of suspended ceiling system solutions sold under the Armstrong brand name. A joint venture between Armstrong and Worthington Industries, WAVE combines the culture and strengths of both parents. WAVE employs over 600 people and operates 10 manufacturing locations in five countries.

About Armstrong

Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors and ceilings. In 2014, Armstrong's consolidated net sales from continuing operations totaled approximately $2.5 billion. As of December 31, 2014, Armstrong operated 31 plants in eight countries and had approximately 7,400 employees worldwide.

About Worthington Industries

Worthington Industries is a leading global diversified metals manufacturing company with 2014 fiscal year sales of $3.1 billion. Headquartered in Columbus, Ohio, Worthington is North America's premier value-added steel processor providing customers with wide ranging capabilities, products and services for a variety of markets including automotive, construction and agriculture; a global leader in manufacturing pressure cylinders for industrial gas and cryogenic applications, CNG and LNG storage, transportation and alternative fuel tanks, oil and gas equipment, and brand consumer products for camping, grilling, hand torch solutions, scuba diving and helium balloon kits; and a manufacturer of operator cabs for heavy mobile industrial equipment; laser welded blanks for light weighting applications; automotive racking solutions; and through joint ventures, complete ceiling grid solutions; automotive tooling and stampings; and steel framing for commercial construction. Worthington employs approximately 11,000 people and operates 82 facilities in 11 countries.

Worthington Industries
March 11, 2015

About Fry Reglet

Fry Reglet Corporation is a privately held company headquartered in Santa Fe Springs, Calif., with additional production facilities in Phoenix, AZ and Alpharetta, GA. Founded over 65 years ago, Fry Reglet is an industry leader in commercial drywall and stucco trims and moldings and continues to create innovative product solutions which include the recently introduced trimless drywall door frame, an elevator cab interior finish system, and metal wall cladding. In addition to these new product lines, Fry Reglet manufactures roofing and flashing components, trims and moldings, and a variety of factory fabricated pre-engineered construction products including column covers, acoustical wall panels, and the Graph Wall Cladding System. Fry Reglet's products are found in a variety of market segments ranging from higher education, transportation, and sports stadiums, to healthcare and corporate headquarters throughout the United States.

Safe Harbor Statement

Worthington Industries wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by Worthington Industries which are not historical information constitute "forward-looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in Worthington Industries filings with the Securities and Exchange Commission.

CONTACTS:

Cathy M. Lyttle
VP, Corporate Communications and Investor Relations
Phone: (614) 438-3077
E-mail: Cathy.Lyttle@WorthingtonIndustries.com

Sonya L. Higginbotham
Director, Corporate Communications
Phone: (614) 438-7391
E-mail: Sonya.Higginbotham@WorthingtonIndustries.com

200 Old Wilson Bridge Rd.
Columbus, Ohio 43085
WorthingtonIndustries.com

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